SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BRE PROPERTIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	94-1722214
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

44 Montgomery Street, 36th Floor San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-68914

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

8.08% Series B Cumulative Redeemable	New York Stock Exchange
Preferred Stock, par value $0.01

Securities to be registered pursuant to Section 12(g) of the Act: [None].

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the 8.08% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Registrant set forth under the caption “Description of the Series B Preferred Stock” in the Registrant’s prospectus supplement dated June 13, 2002 filed with the Securities and Exchange Commission on June 17, 2002 pursuant to Rule 425(b)(5) under the Securities Act of 1933 is hereby incorporated by reference in response to this item. The prospectus supplement supplements the prospectus contained in the Registrant’s Registration Statement on Form S-3 (File No. 333-68914), which was declared effective by the Securities and Exchange Commission on September 20, 2001. The 8.08% Series B Cumulative Redeemable Preferred Stock described herein is expected to be listed on the New York Stock Exchange.

Item 2.    Exhibits.

In accordance with the Instructions as to Exhibits for registration statements on Form 8-A, the documents listed below are filed as Exhibits to this Registration Statement.

Exhibit Number	Description

1.1	Amended and Restated Articles of Incorporation of BRE Properties, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated March 15, 1996).

1.2	Articles of Amendment of BRE Properties, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3 (No. 333-24915), filed on April 28, 1997, as amended).

1.3	Certificate of Correction of BRE Properties, Inc. (incorporated by reference to Exhibit 1.3 of the Registrant’s Form 8-A filed on January 29, 1999).

1.4
Amended and Restated Bylaws of BRE Properties, Inc. (incorporated by reference to Exhibit 3(ii) of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed on August 14, 1998).

1.5	Articles Supplementary of BRE Properties, Inc. designating the terms of the 8.08% Series B Cumulative Redeemable Preferred Stock.

1.6	Form 8.08% Series B Cumulative Redeemable Preferred Stock Certificate.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereunto duly authorized.

BRE PROPERTIES, INC.

By:	/s/ EDWARD F. LANGE, JR.
Edward F. Lange, Jr. Executive Vice President, Chief Financial Officer and Secretary
Date: June 17, 2002

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Exhibit Index

Exhibit Number	Description

1.1	Amended and Restated Articles of Incorporation of BRE Properties, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, dated March 15, 1996).

1.2	Articles of Amendment of BRE Properties, Inc. (incorporated by reference to Exhibit 4.2 of the Registrant’s Registration Statement on Form S-3 (No. 333-24915), filed on April 28, 1997, as amended).

1.3	Certificate of Correction of BRE Properties, Inc. (incorporated by reference to Exhibit 1.3 of the Registrant’s Form 8-A filed on January 29, 1999).

1.4
Amended and Restated Bylaws of BRE Properties, Inc. (incorporated by reference to Exhibit 3(ii) of the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998, filed on August 14, 1998).

1.5	Articles Supplementary of BRE Properties, Inc. designating the terms of the 8.08% Series B Cumulative Redeemable Preferred Stock.

1.6	Form 8.08% Series B Cumulative Redeemable Preferred Stock Certificate.

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